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                                  EXHIBIT 99.1
                        KEANE ACQUISITION PRESS RELEASE


                                                            CONTACT:Larry Vale
                                                            Director of Marcomm
                                                            (617) 241-9200 x1290

              KEANE COMPLETES ACQUISITION OF GSE ERUDITE SOFTWARE

           ACQUISITION WILL EXPAND KEANE'S PRESENCE IN SALT LAKE CITY

     BOSTON, May 4, 1998 -- Leading IT consulting firm Keane, Inc. (AMEX:KEA) today announced completion of its acquisition of Salt Lake City-based GSE Erudite Software, Inc. Keane is purchasing substantially all of the assets of GSE Erudite, an information technology consulting company with 1997 revenues of approximately $18 million and a subsidiary of GSE Systems, Inc.

     Combining operations will increase Keane's Salt Lake City consulting staff to approximately 175, significantly expanding Keane's presence there. The acquisition will also enable Keane to offer its full range of IT consulting, application development and outsourcing solutions to an increased client base. For additional information regarding Keane's acquisition of GSE Erudite, consult the April 14, 1998 press release announcing the letter of intent agreement.

     The acquisition of GSE Erudite is consistent with Keane's strategy to achieve critical mass in markets it serves. Keane recently announced the completed acquisition of application development and software consulting company Omega Systems, enabling Keane to augment its presence in Pittsburgh.

     On April 20, Keane announced a definitive agreement concerning the acquisition of Chicago-based Bricker & Associates, Inc., an operations improvement consulting firm. This proposed acquisition will enhance Keane's capabilities to help clients plan, build and manage IT solutions that enable their business strategies. The strategic acquisition will also allow Keane to capture significant follow-on business including application development and outsourcing projects.

                                     (more)
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Keane Completes Acquisition of GSE Erudite Software/2

     GSE Erudite Software, which has offices in Salt Lake, South Jordan, and Provo, Utah, and Phoenix, Arizona, is a leading regional provider of cost-effective client/server technology through consulting, custom application development, training services and hardware/software sales. GSE Erudite Software was the 1995 winner of "The Utah 100 Award" for being the state's fastest growing company over the previous five years.

     Headquartered in Boston, Massachusetts, Keane, Inc. is an $800 million firm that helps companies build and manage high-performance IT organizations. Keane does this by adhering to rigorous process and management disciplines and performance metrics incorporated in its six core IT solutions. Keane's services include IT consulting, application development, application outsourcing, year 2000 compliance, help desk outsourcing, and enterprise healthcare solutions. These service offerings are delivered through a North American network of more than 40 branch offices. Information about Keane, which was recently named the Wall Street Journal's Best 10-Year Performer, is available via the Internet's World Wide Web at http://www.keane.com.

_____________________________________________________________________________

This press release contains forward-looking statements that involve a number of risks and uncertainties, including statements regarding the future benefits Keane expects to derive as a result of the acquisition of substantially all of the assets of GSE Erudite. There are a number of factors that could cause actual results to differ materially from those indicated. Such factors include, without limitation, Keane's success in integrating GSE Erudite into its own operations, and the various factors set forth under the caption "Certain Factors That May Affect Future Results" in Keane's annual report or Form 10-K for the year ended December 31, 1997, which important factors are incorporated herein by reference.